UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018 (May 15, 2018)

HealthStream, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-27701	62-1443555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 10th Avenue South, Suite 450, Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)

(615) 301- 3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Operating Officer

On May 15, 2018, the Board of Directors (the “Board”) of HealthStream, Inc. (the “Company”) appointed J. Edward Pearson, age 55, as the President of the Company. Mr. Pearson will continue to serve as Chief Operating Officer of the Company, a position he has held since 2011. A description of Mr. Pearson’s business background and experience is incorporated by reference to the Company’s Annual Report on Form 10-K filed on February 26, 2018.

Robert A. Frist, who previously served as President prior to this appointment, will continue to serve as the Company’s Chief Executive Officer and Chairman.

Except as set forth below under “Pearson RSU Award Agreement,” there were no compensatory or other agreements or arrangements entered into, or modified or amended, between the Company and Mr. Pearson in connection with such appointment.

A copy of the press release announcing the appointment of Mr. Pearson is attached as Exhibit 99.1 and incorporated by reference herein.

Pearson RSU Award Agreement

In connection with Mr. Pearson’s promotion, the Company entered into a Restricted Share Unit Agreement dated as of May 15, 2018 (the “Pearson RSU Agreement”) with Mr. Pearson. Pursuant to the Pearson RSU Agreement, Mr. Pearson was granted 35,000 performance-based restricted share units (“RSUs”), which are eligible for vesting in five increments of 10%, 15%, 20%, 25% and 30% on March 15, 2019, 2020, 2021, 2022 and 2023, respectively, according to whether the Company achieves certain annual financial performance targets for the fiscal year of the Company preceding such date of vesting (which targets will be determined by the Compensation Committee of the Board (the “Committee”) on an annual basis and may be based on, among other things, operating income, EBITDA and revenue thresholds). Such vesting will (except in the event of a Change in Control as more specifically provided in the Pearson RSU Agreement) be subject to Mr. Pearson’s continuing employment with the Company as of the applicable vesting date.

Sousa RSU Award Agreement; Cancellation of Existing Performance-Based RSU Awards

The Company also entered into a Restricted Share Unit Agreement dated as of May 15, 2018 (the “Sousa RSU Agreement”) with Michael Sousa, our Senior Vice President and President, Verity, Inc., a HealthStream Company (“Verity”). Pursuant to the Sousa RSU Agreement, Mr. Sousa was granted 35,000 performance-based RSUs, which are eligible for vesting in five increments of 10%, 15%, 20%, 25% and 30% on March 15, 2019, 2020, 2021, 2022 and 2023, respectively, according to whether the Company achieves certain annual financial performance targets for the fiscal year of the Company preceding such date of vesting (which targets will be determined by the Committee on an annual basis and may be based on, among other things, operating income, EBITDA and revenue thresholds). Such vesting will (except in the event of a Change in Control as more specifically provided in the Sousa RSU Agreement) be subject to Mr. Sousa’s continuing employment with the Company as of the applicable vesting date.

Pursuant to the Sousa RSU Agreement, Mr. Sousa surrendered for cancellation all of the outstanding performance-based RSUs previously granted to him by the Company as follows: (i) all of the remaining outstanding 25,000 performance-based RSUs granted to Mr. Sousa in September 2015, which had performance periods for the years ended December 31, 2015, 2016, 2017, 2018 and 2019, as applicable (11,250 of which RSUs remained outstanding prior to such cancellation); (ii) 5,000 performance-based RSUs granted to Mr. Sousa in September 2015, which had a performance period for the five-year period ending December 31, 2019 (all of which RSUs remained outstanding prior to such cancellation); and (iii) 4,250 performance-based RSUs granted to Mr. Sousa in December 2016, which had a performance period for the three-year period ending December 31, 2019 (all of which RSUs remained outstanding prior to such cancellation).

The foregoing descriptions of the material terms of the Pearson RSU Agreement and the Sousa RSU Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Pearson RSU Agreement and the Sousa RSU Agreement, respectively, copies of which are filed herewith as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1^	Restricted Share Unit Agreement, dated as of May 15, 2018, by and between HealthStream, Inc. and J. Edward Pearson.

10.2^	Restricted Share Unit Agreement, dated as of May 15, 2018, by and between HealthStream, Inc. and Michael Sousa.

99.1	Press Release of HealthStream, Inc. dated May 16, 2018.

^	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 16, 2018	HEALTHSTREAM, INC.

	By:	/s/ Gerard M. Hayden, Jr.
Chief Financial Officer